As filed with the Securities and Exchange Commission on May 27, 1994

																																																			Registration No. 33-_______


                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549
                                          ____________

                                             FORM S-8
                     Registration Statement Under the Securities Act of 1933

                                  FOURTH FINANCIAL CORPORATION
                     (Exact name of registrant as specified in its charter)

                           KANSAS                           48-0761683
                  (State or other jurisdiction of   (I.R.S. Employer Identifi-
                        incorporation)                     cation Number)

                                       100 North Broadway
                                      Wichita, Kansas 67202
                                          316/292-5339
                  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                  FOURTH FINANCIAL CORPORATION
                                1993 INCENTIVE STOCK OPTION PLAN
                                    (Full title of the Plan)

                                        WILLIAM J. RAINEY
                                  Fourth Financial Corporation
                              Post Office Box 4, 100 North Broadway
                                      Wichita, Kansas 67201
                                          316/292-5339
                    (Name, address, including ZIP code, and telephone number,
                           including area code, of agent for service)

                                           COPIES TO:
                                       BENJAMIN C. LANGEL
                                       Foulston & Siefkin
                                   700 Fourth Financial Center
                                      Wichita, Kansas 67202


                                 CALCULATION OF REGISTRATION FEE

                                Proposed           Proposed
Title of each                   maximum            maximum         Amount
class of secur-    Amount to    offering           aggregate       of reg-
ities to be        be regis-    price per          offering        istration
registered         tered        share*             price*          fee
______________________________________________________________________________________________
Common Stock,      1,000,000    $ 28.44            $28,388,358     $9,790
$5 Par Value       shares       $ 28.375

* Based upon 205,500 shares being offered pursuant to options granted at $28.44 per share.  The balance of 794,500 shares are assumed, solely for purpose of calculating the fee for this
Registration Statement, to be issued at $28.375 per share, being the average of the high and low price reported for May 24, 1994, as prescribed by subparagraphs (c) and (h) of Rule 457.











                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.


      The following documents filed with the Securities and Exchange Commission by Fourth Financial Corporation (the "Registrant") are hereby incorporated by reference as of their respective dates in this Registration Statement, except to the extent that any statement or information therein is modified, superseded, or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference.


      (a) Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1993;


      (b) From the date of filing of such documents, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993;


      (c) The description of Registrant's common stock, par value $5 per share, contained in Registrant's quarterly report on Form
10-Q for the quarter ended June 30, 1992.


      All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing by Registrant of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities.


      Not applicable.



Item 5.  Interests of Named Experts and Counsel.


      The legality of the shares of common stock offered hereby is being passed upon for the Registrant by Foulston & Siefkin, 700 Fourth Financial Center, Wichita, Kansas 67202, and their legal opinion with respect thereto is an exhibit to this Registration Statement. A partner in such firm participating in the preparation of the legal opinion filed as an exhibit to this Registration Statement beneficially owned 13,208 shares of Registrant's common stock on May 1, 1994.


Item 6.  Indemnification of Officers and Directors.

Section 8.01 of Registrant's Bylaws provides as follows:

            The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation or of a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, or employee of the Corporation or of a subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding. Indemnification shall be afforded to the fullest extent permissible under the Kansas General Corporation Code or the indemnification provisions of any successor statute, and not further, and shall be subject to any applicable procedural requirements and standards of conduct on the part of the persons to be indemnified prescribed by that statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation may, but shall not be required to, purchase liability insurance indemnifying the directors, officers, and employees of the Corporation and its subsidiaries.

      Kansas Statutes Annotated Section 17-6305 provides as follows:

          (a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

          (d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefits plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Pursuant to a policy of directors' and officers' liability insurance having limits of $15,000,000, the directors and officers of the Registrant are insured, subject to the limits, retention, exceptions, and other terms and conditions of the policy, against liability for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their capacities as directors or officers of the Registrant.

      Article IX of Registrant's Restated Articles of Incorporation provides that no director of Registrant shall be held personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improperly paid dividends or stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Registrant pursuant to the foregoing provisions, Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Item 7.  Exemption from Registration Claimed.


      Not applicable.


Item 8.  Exhibits.


      The following exhibits are filed as a part of this Form S-8
Registration Statement:

Exhibit No.             Description



5.1               Opinion of Foulston & Siefkin

24.1              Consent of Foulston & Siefkin (contained in Exhibit
                  5.1)

24.2              Consent of Ernst & Young

24.3              Consent of Arthur Andersen & Co.

24.4              Consent of Sartain Fischbein & Co.

24.5              Consent of GRA, Thompson, White & Co., P.A.

24.6              Consent of Grant Thornton

24.7              Consent of Deloitte & Touche


Item 9.  Undertakings.


      A.    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


            (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


            (3) To remove from this registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.


      B. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                  SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on May 26, 1994.



                                      FOURTH FINANCIAL CORPORATION


                                      By/s/ Darrell G. Knudson
                                        Darrell G. Knudson,
                                        Chairman of the Board



                               POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints Darrell G. Knudson, William J. Rainey and Michael J. Shonka, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.







      Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                        Title                          Date





/s/ Darrell G. Knudson              Chairman of the Board
Darrell G. Knudson                  (Principal Executive Officer)  May 26, 1994



/s/ Michael J. Shonka               Senior Vice President
Michael J. Shonka                   (Principal Financial Officer)  May 26, 1994


/s/ Barbara M. Noyes                Vice President and Controller
Barbara M. Noyes                    (Principal Accounting Officer) May 26, 1994


/s/ Lionel D. Alford                Director                       May 26, 1994
Lionel D. Alford


                                    Director                       May __, 1994
Thomas R. Clevenger


/s/ Jordan L. Haines                Director                       May 26, 1994
Jordan L. Haines


/s/ Lawrence M. Jones               Director                       May 26, 1994
Lawrence M. Jones


                                    Director                       May __, 1994
Joseph M. Klein


/s/ Darrell G. Knudson              Director                       May 26, 1994
Darrell G. Knudson


                                    Director                       May __, 1994
Fred L. Merrill, Sr.


/s/ Russell W. Meyer, Jr.           Director                       May 26, 1994
Russell W. Meyer, Jr.


                                    Director                       May __, 1994
Laird G. Noller


/s/ Patrick E. O'Shaughnessy        Director                       May 26, 1994
Patrick E. O'Shaughnessy


                                    Director                       May __, 1994
Robert F. Vickers


/s/ Ken Wagnon                      Director                       May 26, 1994
Ken Wagnon










                                 EXHIBIT INDEX





                                                                   Page No. in
                                                               Manually Signed
Exhibit No.               Description                                 Original

5.1                       Opinion of Foulston & Siefkin

24.1                      Consent of Foulston & Siefkin
                          (contained in Exhibit 5.1)

24.2                      Consent of Ernst & Young

24.3                      Consent of Arthur Andersen & Co.

24.4                      Consent of Sartain Fischbein & Co.

24.5                      Consent of GRA, Thompson, White & Co., P.A.

24.6                      Consent of Grant Thornton

24.7                      Consent of Deloitte & Touche